UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

SONIC CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPENSATION FAQS
As announced on September 25, 2018, Sonic Corp. has entered into an agreement to be acquired by Inspire Brands, Inc.  Although there are certain conditions and much to be done prior to closing, the transaction, referred to as a “merger,” is currently expected to close by the end of the year.  These FAQs are intended to answer your questions about your compensation and benefits as a result of the merger.
Compensation and Benefits
1.	Will there be changes to my compensation?

As part of the merger agreement, for the one-year period following the closing of the merger, Inspire Brands, Inc. has agreed to provide you with at least the same level of cash compensation as was provided to you immediately prior to the closing of the merger. This means that you will continue to be provided with your current base salary (subject to merit adjustments), your “holiday mint” bonus (both in November 2018 and in November 2019).  For 2018, like in past years, your holiday mint will be paid prior to Thanksgiving.

Merit adjustments to cash compensation will be made for officers effective January 1, 2019 as appropriate, and for everyone else effective November 1, 2018 as appropriate, as determined by the methods used in the past.  If there are any changes to cash compensation after the one-year period, we would expect cash compensation to remain competitive.

2.	Will my employee benefits change?
As part of the merger agreement, for at least a year after closing, employee benefits will either not change or, if changed, will be at least as favorable to you in the aggregate as those benefits currently provided by Sonic.  This includes medical, dental, life, disability, 401(k) and other optional benefit plans.  You will still need to participate in the Active Enrollment process (October 22-November 14, 2018) for benefits to remain active for 2019. Should any changes to our benefit programs occur, we will keep you informed.  If there are any changes to employee benefits after the-one-year period, we would expect employee benefits to remain competitive.
3.	Do I need to take any action with respect to my 401(k) Plan?

You do not need to do anything to your current elections under the 401(k) Plan as a result of the merger.  If you have a 401(k) loan outstanding, this also remains in place and your payments continue as scheduled.  Upon completion of the merger, the funds allocated to the 401(k) Plan’s Sonic Stock fund, based on the merger price of $43.50 per share of Sonic stock, will be re-allocated to the other funds in your account based on your then specified allocation.  As in the past, you may change your allocations in your 401(k) account at any time.  If there are any changes to the 401(k) Plan after the closing of the merger, we would expect the 401(k) Plan to remain competitive.

Employee Stock Purchase Plan (ESPP)
4.	How will the ESPP be handled?
Future participation in the ESPP is now frozen.  The ESPP will terminate as of the closing date of the merger.  If you currently contribute to the plan, there will be one last purchase of stock as of the payroll deduction on September 28, 2018, based on your current deferral percentage.  The purchase price for this last purchase will be the same discounted price (15% discount) of the market price as in the past.
5.	If I own Sonic stock through the ESPP, what happens to it after the merger?

Sonic stock held by employees, including the ESPP shares you have purchased, will be cashed out following the closing of the merger at the merger price of $43.50 per share (subject to certain legal rights regarding your Company stock for which information will be provided later).

6.	Will I owe taxes on the payment for my shares?
Yes.   Based on how long you have held the shares, your gains may be taxed as capital gains rather than ordinary income gains on shares.  Generally, the 15% discounted amount you received on the purchase of the shares will be taxed as ordinary income.  As with all individual tax matters, you should consult your tax provider for tax planning purposes.

Contact Information for all Benefit Programs
Benefits Service Center - Secova	(833)HRSONIC
Computershare (Employee Stock Purchase Plan)	(800)884-4225
Discovery Benefits (Flexible Spending Accounts)	(866)451-3399
Employee Connect Services (EAP)	(888)628-4824
MetLife Critical Illness	(800)GET-MET8
MetLife Dental	(800)GET-MET8
MetLife Vision	(800)GET-MET8
OptumRX (Prescriptions)	(888)335-8392
Transamerica (Cancer Plans)	(888)763-7474
Transamerica Retirement Solutions (401K)	(800)755-5801
United Healthcare (Medical Plan)	(888)335-8392

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Sonic Corp. from specifically enforcing Inspire Brands, Inc.’s obligations under the merger agreement or recovering damages for any breach by Inspire Brands, Inc.; (2) the effects that any termination of the merger agreement may have on Sonic Corp. or its business, including the risks that (a) Sonic Corp.’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring Sonic Corp. to pay Inspire Brands, Inc. a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on Sonic Corp. and its business, including the risks that as a result (a) Sonic Corp.’s business, operating results or stock price may suffer, (b) Sonic Corp.’s current plans and operations may be disrupted, (c) Sonic Corp’s ability to retain or recruit key employees may be adversely affected, (d) Sonic Corp.’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) Sonic Corp’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Sonic Corp’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Sonic Corp. and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of Sonic Corp.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, as updated or supplemented by subsequent reports that Sonic Corp. has filed or files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Inspire Brands, Inc. nor Sonic Corp. assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Inspire Brands, Inc. and Sonic Corp. In connection with the proposed transaction, Sonic Corp. plans to file a proxy statement with the Securities and Exchange Commission (“SEC”). SHAREHOLDERS OF SONIC CORP. ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT SONIC CORP. WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Sonic Corp. at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, at https://ir.sonicdrivein.com/ or by contacting Sonic Corp.’s Investor Relations at (405) 225-5000.

PARTICIPANTS IN SOLICITATION
Sonic Corp. and its directors, executive officers and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Sonic Corp.’s directors and executive officers is available in its proxy statement filed with the SEC on December 18, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.